CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jeff Clayborne, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the quarterly report on Form 10-K of bBooth, Inc. for the quarterly period ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of bBooth, Inc.

March 31, 2017

/s/ Jeff Clayborne
Jeff Clayborne
Chief Financial Officer, Principal Financial Officer, and
Principal Accounting Officer